SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

(Exact name of registrant as specified in its charter)

UNION BANKSHARES, INC.

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)
Vermont	001-15985	03-0283552

(Address of principal executive offices)
20 Lower Main St., P.O. Box 667	(Zip Code)
Morrisville, VT	05661-0667

Registrant's telephone number, including area code: (802) 888-6600

(Former name or former address, if changed since last report)
Not applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

O	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

O	Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

O	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

O	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02:	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

e) Incentive Stock Options.

      On January 7, 2009, the Board of Directors of Union Bankshares, Inc., (the "Company") approved the issuance of incentive stock options under the Company's 2008 Incentive Stock Option Plan, to the following executive officers of the Company:

Name and Title(s) with the Company and Its Subsidiary (Union Bank)	Number of Shares Subject to Option

Kenneth D. Gibbons, President & Chief Executive Officer, the Company and Union Bank	2,000

Marsha A. Mongeon, Vice President, Treasurer & Chief Financial Officer, the Company Senior Vice President & Treasurer, Union Bank	1,000

David S. Silverman, Vice President, the Company Senior Vice President, Union Bank	1,000

      The exercise price of all such options is $19.19, which represents the closing price of the Company's common stock on the date of the grant. All options are subject to a one-year vesting period before they become exercisable and expire 5 years after the date of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Union Bankshares, Inc.

January 8, 2009	/s/ Kenneth D. Gibbons

Kenneth D. Gibbons, President/Chief Executive Officer

January 8, 2009	/s/ Marsha A. Mongeon

Marsha A. Mongeon Treasurer/Chief Financial Officer

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